UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Rocky Mountain Chocolate Factory, Inc. issued the following press release on September 9, 2021:

Rocky Mountain Chocolate Factory Mails Definitive Proxy and Sends Letter to Stockholders

Director Slate of Highly Qualified Nominees Includes Six Independent Directors

Nominees Will Constitute the Right Board, With the Right Experience and the Right Strategy to Guide Long-Term Growth, Innovation and Value Creation

Urges All Stockholders to Vote “FOR” ALL of the Company’s Nominees on the WHITE Proxy Card

DURANGO, CO – 9 September 2021 – Rocky Mountain Chocolate Factory, Inc. (NASDAQ:RMCF) (the "Company" or “RMCF”), a global confectionary manufacturer, international franchisor and retail operator delighting consumers through a premium offering of gourmet chocolate, confection and self-serve frozen yogurt, today mailed definitive proxy materials in connection with its 2021 Annual Meeting of Stockholders (the “Annual Meeting”).

In conjunction with the definitive proxy mailing, the Company mailed the following letter to stockholders:

***

Dear fellow Rocky Mountain Chocolate Factory stockholders:

I’m writing to ask for your support to elect the seven Board members nominated by Rocky Mountain Chocolate Factory (“RMCF” or the “Company”) at the Company’s upcoming Annual Meeting of Stockholders (the “Annual Meeting”). These nominees are highly qualified with the right set of relevant experiences, diverse skills and forward-looking expertise to best position our Company for long-term growth, innovation and to maximize stockholder value creation. Six of the Board’s nominees are independent, and each nominee is committed to serving the best interests of ALL RMCF stockholders.

VOTE THE WHITE PROXY CARD TODAY FOR ALL OF RMCF’S HIGHLY QUALIFIED DIRECTOR NOMINEES.

This is a pivotal moment for our Company. While the COVID-19 pandemic has affected all of us, RMCF has navigated the economic slowdown by making disciplined decisions, focusing on our consumer-oriented strategy and, as always, redoubling our efforts to keep our colleagues, franchisees and customers safe and well.

Today, the Company’s balance sheet remains strong and our business continues to generate significant free cash flow, our store-level economics continue to improve, and our same-store sales are increasing at an average double-digit level compared to the same pre-pandemic period. Our Company is poised for growth and our long-term strategy, overseen by your Board, positions RMCF to capitalize on this exciting opportunity ahead. I am confident that with the election of the Company’s nominees to the Board, RMCF will have the right Board, driving the right strategy, at the right time for the Company we all love.

We strongly recommend that you vote FOR all seven of RMCF’s Board nominees on the WHITE proxy card.

THE RIGHT BOARD WITH THE RIGHT QUALIFICATIONS FOR ROCKY MOUNTAIN CHOCOLATE FACTORY

The RMCF Board has been successfully implementing an ongoing refreshment program over the last several years, designed to evolve the Board to best serve the interests of all of our stockholders. Over the last two years, five new directors have been appointed to the Board. Each new director appointed over this period is an independent director. In fact, on two separate occasions since 2019, the Board has appointed representatives of one of the Company’s largest stockholders, demonstrating our further commitment to a Board with diverse perspectives and experiences.

Our criteria for new directors continues to be guided by what will create the most value for you, our stockholders. We conducted a thorough, nationwide search for two new director candidates who will accelerate the growth-oriented strategy, digital-centered expansion opportunities and customer-centric approach that we believe can deliver meaningful value to stockholders. The Company’s Board nominees possess a world-class diversity and caliber of experience in e-commerce, product innovation, supply chain, franchising, digital marketing and strategy and operations expertise. The Board’s nominees bring a broad, diverse and relevant skill set, along with proven track records of value creation, to your Board.

To drive the Company’s long-term growth, scale its successful strategy and support its ongoing digital transformation, the Board has nominated the following directors:

●

Rahul Mewawalla, independent Chairperson, whose extensive expertise across digital, product, technology, platforms and transformative innovation aligns with the Board’s strategic and operational vision for the Company.

●	Elisabeth Charles, independent director nominee, who has deep marketing, brand, omnichannel and consumer industry experience.
●	Gabriel Arreaga, independent director nominee, who has robust operations and supply chain experiences across the retail and consumer goods sectors.
●	Jeffrey R. Geygan, independent director and one of the Company’s largest shareholders, who has decades of executive leadership and financial services experience.
●

Mary K. Thompson, independent director, and also a nominee of another of the Company’s largest shareholders, who has extensive experience delivering growth and value creation with franchised companies.

●	Brett P. Seabert, independent director, a certified public accountant with significant executive leadership and financial services experience.
●	Bryan J. Merryman, currently chief executive officer, provides significant value and insights to the Board with his extensive knowledge of the Company and broad confectionery industry expertise.

With the election of the Board's nominees at the Annual Meeting, greater than a majority of the Board will have been refreshed over the last two years, all of whom are independent.

A PROVEN TRACK RECORD OF DELIVERING ON OUR GOVERNANCE COMMITMENTS

Rocky Mountain Chocolate Factory is committed to best-in-class corporate governance and to best position your company for long-term success. Your Board has made tremendous progress on our journey to accelerate the implementation of governance policies and structures to best position the Company for the future. As a Board, we have been guided in these actions by our commitment to maximize stockholder value and build upon the Company’s incredible 40-year legacy and move towards its next exciting chapter of growth.

To further complement our commitment to adding robust strategic, operational and transformational experience to your Board, RMCF has recently initiated the following several governance enhancements:

Added several highly qualified independent directors:

●	The Board has been enhanced by the addition of two new independent directors, Rahul Mewawalla and Jeffrey R. Geygan, in 2021, and the addition of independent director Mary K. Thompson in 2020.
●

The Board has nominated two new independent directors, Elisabeth Charles and Gabriel Arreaga, to join the Board upon election at the Annual Meeting and who were selected through a rigorous search process conducted by one of the leading independent search firms in the country.

Implemented strong corporate governance policies and structures:

●	With the appointment of independent director Rahul Mewawalla as Chairperson of the Board, the Board officially separated the roles of Chairman of the Board and Chief Executive Officer of the Company.
●

In July 2021, the Company formed a Special Committee of the Board to oversee the process of identifying new qualified, independent directors for the Company's next chapter of growth, innovation and transformation.

●

In connection with the separation of the Chairman and Chief Executive Officer roles, the Board announced its plan to conduct a nationwide search to identify a new President and Chief Executive Officer for the Company.

Continued productive engagement with the Company’s stockholders:

●	The Board welcomed Jeffrey R. Geygan as an independent director in August 2021, a representative of Global Value Investment Corp., one of the Company’s largest stockholders.

Your Board continues to be committed to upholding the highest standards of corporate governance and continuing to maximize value for all Rocky Mountain Chocolate Factory stockholders.

DO NOT BE MISLED BY AB VALUE’S INACCURATE CLAIMS AND SLANTED INFORMATION

As you may know, one of the Company’s stockholders, AB Value Management LLC (“AB Value”), has stated its intent to nominate five candidates for election to the Board. Do not be swayed by the inaccurate claims, misleading statements and slanted information we expect you may hear from AB Value.

RMCF’s Board has engaged in substantial, good-faith dialogue with AB Value for more than two years. Your Board is committed to engaging constructively with all of our stockholders, and we will continue to engage with AB Value where we believe it is in the best interest of all stockholders. In fact, the Board nominated one of AB Value’s nominees, Mary K. Thompson, to its slate of director nominees as well because it believes that Ms. Thompson’s experience will be helpful to the Company. This will also ensure that an AB Value nominee maintains representation on the Board. With Ms. Thompson and Mr. Geygan, the RMCF Board will include directors nominated by two of the Company’s largest stockholders.

We have made every reasonable effort to avoid a disruptive and unnecessary proxy contest. As stewards of your investment, and to best represent the interests of all our stockholders, your Board continues to act thoughtfully and carefully to preserve and enhance value. We are steadfast in our continued commitment to serve all stockholders in every decision we make.

PROTECT YOUR INVESTMENT IN ROCKY MOUNTAIN CHOCOLATE FACTORY. VOTE THE WHITE PROXY CARD FOR ALL OF THE BOARD’S NOMINEES.

I am confident that the slate of directors nominated by RMCF constitutes the right Board, with the right depth and breadth of qualifications to drive the exciting growth strategy for our Company. Your Board is committed to creating value for all RMCF stockholders, and we are eager to continue building and growing this great Company. We look forward to discussing with you as we approach the Annual Meeting. Thank you for your investment in Rocky Mountain Chocolate Factory and for your ongoing support.

Sincerely, /s/ Rahul Mewawalla Rahul Mewawalla Chairperson of the RMCF Board of Directors

Your vote is important, no matter how many shares you own.

If you have any questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
(888) 658-5755 (Toll Free)

Please refer to the enclosed WHITE proxy card for information on how to vote by telephone or by Internet, or simply complete, sign and date the WHITE proxy card and return it TODAY in the postage-paid envelope provided.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. The Company, its subsidiaries and its franchisees and licensees operate more than 300 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores across the United States, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Important Additional Information and Where to Find It

This communication relates to the Annual Meeting. In connection with the Annual Meeting, the Company filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the "SEC") on September 9, 2021 in connection with the solicitation of proxies from stockholders for the Annual Meeting. The definitive proxy statement and a form of WHITE proxy were first mailed or otherwise furnished to the stockholders of the Company on September 9, 2021. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. This communication is not a substitute for the definitive proxy statement or any other document that may be filed by the Company with the SEC. Investors and stockholders may obtain a copy of the documents free of charge at the SEC's website at www.sec.gov, and in the "SEC Filings" section of the of the Company's Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting the Company's Investor Relations department at (970) 375-5678, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, the documents (when available) may be obtained free of charge by directing a request by mail or telephone to: Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attn: Secretary, (970) 259-0554.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its directors, director nominees, executive officers and members of management and employees of the Company and agents retained by the Company are participants in the solicitation of proxies from stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the Company's directors, director nominees and executive officers, and their beneficial ownership of the Company’s common stock is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, filed with the SEC on June 1, 2021, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2021, and in the definitive proxy statement. Changes to the direct or indirect interests of the Company's directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above.

Forward-Looking Statements

This press release includes statements of the Company's expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The nature of the Company's operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: the impact of the COVID-19 pandemic and global economic conditions on the Company's business, including, among other things, online sales, factory sales, retail sales and royalty and marketing fees, the Company's liquidity, the Company's cost cutting and capital preservation measures, achievement of the anticipated potential benefits of the strategic alliance with Edible Arrangements®, LLC and its affiliates ("Edible"), the ability to provide products to Edible under the strategic alliance, Edible's ability to increase the Company's online sales, changes in the confectionery business environment, seasonality, consumer interest in the Company's products, general economic conditions, the success of the Company's frozen yogurt business, receptiveness of the Company's products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company's co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees and licensees either are, or may be, subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, licensing, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company's actual results to differ from the forward-looking statements contained herein, please see the "Risk Factors" contained in Item 1A. of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, as amended. Additional factors that might cause such differences include, but are not limited to: the length and severity of the current COVID-19 pandemic and its effect on among other things, factory sales, retail sales, royalty and marketing fees and operations, the effect of any governmental action or mandated employer-paid benefits in response to the COVID-19 pandemic, and the Company's ability to manage costs and reduce expenditures and the availability of additional financing if and when required. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

Media Contacts:

Dan Scorpio / Jake Yanulis

Abernathy MacGregor

amg-rmcf@abmac.com

(212) 371-5999

Investor Contact:

William P. Fiske

Georgeson LLC

(212) 440-9128